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         As filed with the Securities and Exchange Commission on July 23, 1999
                                                     Registration No. 33-62859
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------


                        PROVIDENT BANKSHARES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                        PROVIDENT BANKSHARES CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                            (Full title of the Plan)
          MARYLAND                                            52-158642
(State or Other Jurisdiction of                             (I.R.S.Employer
Incorporation or Organization                            Identification Number)

                          114 EAST LEXINGTON STREET
                          BALTIMORE, MARYLAND 21202
                                (410) 576-2842
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

     ----------------------------               --------------------------
                                                      COPIES TO:
        Robert L. Davis, Esqire                    LESLIE ANN MURPHY
       Provident Bank of Maryland            MULDOON MURPHY & FAUCETTE LLP
       114 East Lexington Street              5101 WISCONSIN AVENUE, N.W.
       Baltimore, Maryland 21202                 WASHINGTON, D.C. 20016
(Name and address of agent for service)              (202) 362-0840
             (410) 576-2848                     --------------------------
     ----------------------------
(Telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: THIS IS A CONTINUOUS OFFERING WHICH BEGAN UPON THE INITIAL EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434,
 please check the following box. [   ]

CALCULATION OF REGISTRATION FEE: No additional securities are being registered. Pursuant to 1933 Act Rule 429(b), 1,348,050 shares of the Registrant's Common Stock covered by the Prospectus forming a portion of this Registration Statement were registered pursuant to the original registration statement filed on September 22, 1995 598,117 shares were registered which were subsequently adjusted pursuant to Rule 416(b) to cover 5% stock dividends occurring on or about 4/29/96, 4/28/97, 4/27/98 and 5/14/99 and a 2 for 1 split occurring on or about 2/13/98 resulting in a total adjustment to 1,454,029 shares, of which 1,348,050 remain unsold and are being carried forward to the Prospectus forming a portion of this Registration Statement. The total registration fee,$6,239, was previously paid (File No.: 33-62859) and covers the shares offered under this post effective amendment.




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PROSPECTUS



                       PROVIDENT BANKSHARES CORPORATION

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                 JUNE 30, 1999

    This prospectus describes the dividend reinvestment and stock purchase plan of Provident Bankshares Corporation and relates to 1,348,050 shares of our common stock, $1.00 par value. The common stock is traded on the Nasdaq National Market under the symbol "PBKS."

PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE.

KEY FEATURES OF THE PLAN

o As a registered stockholder, you are automatically eligible to participate in the plan.

o If you are currently enrolled in the plan, you will continue to participate in the plan without taking any further action. Stockholders who wish to enroll in the plan should complete the enclosed authorization card and return it in the envelope provided or contact the plan administrator at (800) 730-4001. Only stockholders may participate in the plan.

o You may deposit your shares in the plan for safekeeping and free custodial and record keeping services.

o You may acquire shares of common stock under the plan by: (i) reinvesting any cash dividends paid on the com mon stock; or (ii) making limited optional cash payments. All amounts are fully invested in stock, since the plan provides for the purchase and holding of fractional shares.

o Dividends are reinvested on a quarterly basis. Optional cash deposits are invested at 12 monthly investment dates each year, usually on the last business day of the month. Optional cash deposits may be made at any time, but not less than $100 per payment nor total more than $10,000 per calendar quarter, unless a higher amount is pre-approved. You may pay for stock by money order or check drawn on your account with a U.S. financial institution.

o The price you pay for all shares of common stock acquired under the plan will be based on the price of the stock in the market without brokerage commissions, fees or service charges.

o No interest is paid on optional cash deposits pending their investment in stock.

o You may sell any number of whole shares held in your account by providing instructions to the plan administrator using the transaction request form attached to your plan statement.

o  On June 30, 1999, the closing price of the common stock was $23.25 per share.

                        ------------------------------

THESE SECURITIES DO NOT CONSTITUTE DEPOSITS OR ACCOUNTS. NEITHER THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR ANY OTHER GOVERNMENTAL AGENCY INSURES OR GUARANTEES THESE SECURITIES. NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
================================================================================




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DESCRIPTION OF THE PLAN

1.  WHAT IS THE PURPOSE OF THE PLAN?

    The purpose of the plan is to provide our stockholders with a convenient and economical way of investing cash dividends and making optional cash investments in our common stock, without the payment of brokerage commissions, fees or service charges.

2. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

    You may participate in the plan if you qualify under either one of the following: (a) shares of common stock are registered on the stock transfer book of Provident Bankshares in your name, making you a registered owner; or (b) shares of common stock are registered in the name of a broker, bank or other nominee and held for your account, making you a beneficial owner. While registered owners may participate directly in the plan, beneficial owners must either become registered owners by having such shares transferred into their own names or make arrangements with their broker, bank or other nominee for such entities to participate on their behalf. SEE QUESTIONS 3, 5 AND 12.

3. HOW DO YOU PARTICIPATE IN THE PLAN?

    If you are a registered owner, you may join the plan simply by signing the Authorization Card and returning it to the plan administrator or contact the plan administrator at (800) 730-4001. You may use the enclosed return envelope for this purpose.

    If your shares are not held directly by you, your shares may be held in a major securities depository, such as The Depository Trust Company (using its nominee Cede & Co.), which is in the business of safekeeping stock certificates for their participants. The depository would be the registered owner of your shares of common stock on Provident Bankshares' stock transfer records and you would be the beneficial owner of the shares. Depositories hold securities in the name of a nominee for the account of their participants, usually brokers, banks, nominees or other financial intermediaries which, in turn, hold the shares for the ultimate benefit of their customers, who are the beneficial owners of the shares. If you are a beneficial owner and want to participate in the dividend reinvestment or optional cash purchase feature of the plan, you must ask your broker, bank or other nominee to participate on your behalf. If you are a beneficial owner, to participate in the optional cash deposit feature of the plan, you must ask your broker, bank or other nominee to provide a Broker and Nominee Form (a "B & N Form") to the plan administrator on your behalf. SEE QUESTIONS 5 AND 13.

    Please direct requests for Authorization Cards and B & N Forms, delivery of optional cash deposits and requests to terminate participation in the plan to the plan administrator at:

           BankBoston, N.A.
           c/o EquiServe, Limited Partnership
           P.O. Box 8040
           Boston, MA  02266-8040

           or call (800) 730-4001

4. WHEN MAY YOU JOIN THE PLAN AND WHEN WILL YOUR INVESTMENTS BEGIN?

    You may join the plan at any time. If the plan administrator receives an Authorization Card specifying reinvestment of dividends on or before the record date for payment of a particular dividend, reinvestment will begin with that dividend payment. If the plan administrator receives the Authorization Card after that date, the reinvestment of dividends will begin with the next dividend payment date.


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    If the plan administrator receives an Authorization Card specifying the optional cash deposit feature on or before a particular optional cash investment date, the funds received will be invested in common stock on such optional cash investment date, or as soon thereafter as practical, as determined by the plan administrator in the case of open market or privately negotiated purchases. If the Authorization Card is received after that date, the optional cash deposit will be invested on the next optional cash investment date, or as soon thereafter as practical, as determined by the plan administrator in the case of open market or privately negotiated purchases. SEE QUESTION 10 for a discussion of the dividend payment date and option cash investment date.

5. WHAT DOES THE AUTHORIZATION CARD PROVIDE?

    The Authorization Card allows you to indicate how you wish to participate in the plan by checking the appropriate box. You may indicate whether you want to reinvest dividends paid on all shares of common stock registered in your name with the option of purchasing stock with optional cash deposits, or to make optional cash deposits only. If you elect to participate in the plan's dividend reinvestment feature, all dividends declared on your common stock will be reinvested, since the plan does not permit reinvestment of only a portion of your dividends.

    The Authorization Card is designed to be used by registered owners. If you are a beneficial owner, your broker, bank or other nominee as owner of record of your shares should contact the plan administrator directly in order to participate in the plan on your behalf.

    If you properly sign and return an Authorization Card to the plan administrator but either no box is checked or no clear participation election is otherwise made, you will be deemed to have elected to participate in both the dividend reinvestment and optional cash deposit features of the plan.

6. MAY A PARTICIPANT CHANGE HIS OR HER METHOD OF PARTICIPATION AFTER ENROLLMENT?

    If you initially elect to participate only in the optional cash deposit feature but later wish also to enroll in the dividend reinvestment feature, you must execute an additional Authorization Card and return it to the plan administrator or contact the plan administrator at (800) 730-4001. If you initially elect to participate in the dividend reinvestment feature but later decide to participate in the optional cash deposit feature only, you must execute a new Authorization Card and return it to the plan administrator, and these materials must be received no later than a particular dividend's record date in order to stop the reinvestment of the corresponding dividend.

7. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

    BankBoston, N.A. is the named transfer agent. EquiServe, Limited Partnership, the service provider for BankBoston, N.A., is the plan administrator. The plan administrator administers the plan, arranges for the custody of share certificates, keeps records, sends statements of account to participants, and performs other duties relating to the plan.

8. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH THEIR PARTICIPATION IN THE PLAN?

    You will incur no brokerage commissions, fees, or service charges for any purchases made under the plan. All costs of administration of the plan will be paid by Provident Bankshares.

9. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

    The plan does not limit the aggregate amount of cash dividends that may be reinvested. The number of shares purchased depends on the amount of your dividends or optional cash deposits, or both, and the applicable market price of the common stock. Your plan account will be credited with that number of shares, including fractions equal to the total amount to be invested divided by the purchase price per share. There are limitations with respect to optional cash purchases, SEE QUESTION 14.


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10. WHEN AND AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE
PLAN?

    The plan administrator will invest all funds for the participants in shares of Provident Bankshares' common stock. With respect to purchases made directly from Provident Bankshares, dividends will be reinvested on each dividend investment date which is the quarterly dividend payment date, and optional cash deposits will be invested monthly on the optional cash investment date which is the last business day of each month. With respect to open market or privately negotiated purchases of both reinvested dividends and optional cash deposits, purchases will be made as soon after the relevant optional investment date as practical, as determined by the plan administrator.

    The record date for dividends is set by the Board of Directors. The Dividend Investment Date is, with respect to common stock acquired directly from Provident Bankshares, the dividend payment date declared by the Board of Directors or, in the case of open market purchases, as soon thereafter as practicable, as determined by the plan administrator. Cash dividends are generally payable after the close of each quarter, during the middle of May, August, November and February. The dividend record date for determining stockholders entitled to receive dividends precedes the dividend payment date by approximately 11 days. WHILE PROVIDENT BANKSHARES CURRENTLY EXPECTS TO CONTINUE ITS POLICY OF PAYING QUARTERLY CASH DIVIDENDS, THE DECLARATION AND PAYMENT OF DIVIDENDS IS AT ALL TIMES WITHIN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS AND SUBJECT TO REGULATORY, FINANCIAL AND OTHER CONSIDERATIONS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT DIVIDENDS ON THE COMMON STOCK WILL NOT BE REDUCED OR ELIMINATED IN FUTURE PERIODS.

    In the event that shares are purchased on the open market, the plan administrator may acquire such shares on any securities exchange on which the common stock is then traded, in the over-the-counter market or in privately negotiated transactions and such transactions may be subject to such terms to which Provident Bankshares may agree. Neither Provident Bankshares nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom any such purchases are made.

    You will become an owner of the shares purchased for you under the plan on the date on which shares are credited to your account. However, for Federal income tax purposes, the holding period will commence on the following day.

    As of the date of this Prospectus, the price of shares of common stock purchased from Provident Bankshares with reinvested dividends and with optional cash deposits will be equal to the average daily high and low of the common stock, as reported by the Nasdaq National Market and published in THE WALL STREET JOURNAL, referred to as the "Market Price" for the 12 trading days in the relevant pricing period. A "trading day" means a day on which trades in the common stock are reported by Nasdaq. The "pricing period" means the 12 trading days immediately prior to the dividend investment date or the optional investment date, as the case may be. The price per share of common stock purchased other than from Provident Bankshares will be the weighted average purchase price of all shares purchased by the plan administrator for the applicable purchase date.

    YOU SHOULD RECOGNIZE THAT PROVIDENT BANKSHARES CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES PURCHASED.

11. CAN THE STOCK BE PURCHASED AT A DISCOUNT UNDER THE PLAN?

    Provident Bankshares may from time to time and in the exercise of its discretion, implement a discount feature permitting the purchase under the plan of shares from Provident Bankshares at a discount from the Market Price of up to 5%. The only time the plan offered a 5% discount on the price of the stock was from March 11, 1994 through September 30, 1994. Provident Bankshares reserves the right from time to time to implement, modify or eliminate a discount from Market Price with respect to reinvested dividends or optional cash deposits, or both. Provident Bankshares expects to base any decision on the implementation, modification or elimination of any discount feature upon the then-current market price for the common stock, the level of participation in the plan, the nature and


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amount of similar discounts offered by the dividend reinvestment plans of other companies, the corporation's capital needs and such other factors as it deems appropriate under the circumstances.

    If Provident Bankshares reimplements a discount feature permitting the discounted acquisition of shares acquired from Provident Bankshares, it is possible that brokers, dealers, financial intermediaries or other persons may engage in short-term buying and selling activities in order to profit from the discount feature through the purchase of common stock at the discount from the Market Price and the sale of such shares at full market price. They may also engage in similar activities with regards to the dividend reinvestment feature, since the plan contains no dollar limitation on the amount of dividends reinvested. Persons or entities engaging in such resale activities may be deemed to be underwriters under the Securities Act of 1933. Provident Bankshares does not endorse these practices which may generate some volatility in the trading volume and possibly the price of the shares of its common stock. Acting as an underwriter may give rise to disclosure obligations and other liabilities under the 1933 Act. Additionally, the difference between the price paid to Provident Bankshares for any shares of common stock acquired under the plan directly from Provident Bankshares, after deduction of the applicable discount from the Market Price (if any) and the price at which such shares are resold, may be deemed to constitute underwriting commissions received in connection with such transactions.

12. WILL CERTIFICATES BE ISSUED FOR SHARES OF STOCK PURCHASED UNDER THE PLAN?

    Unless requested, certificates for shares of common stock purchased under the plan will not be issued to you. The plan administrator or its nominee will hold all shares purchased for the benefit of plan participants. Your statement of account will show the number of shares purchased for your account under the plan. This feature protects against loss, theft, or destruction of stock certificates.

    You may also elect to deposit in the plan for safekeeping, without charge, certificates registered in your name for other shares of Provident Bankshares common stock. Because you bear the risk of loss in sending the certificates, you should send them to the plan administrator by registered mail, return receipt requested, to the address stated in QUESTION 3. If such stock is distributed to you from the plan at a later date, it will be reissued as a newly numbered certificate.

    Certificates for any number of whole shares credited to your account under the plan will be issued within 30 days of receipt of your written request or of your withdrawal from the plan. Any remaining whole shares and fractional shares will continue to be credited to your account. Certificates for fractional shares will not be issued under any circumstances.

13. WHO WILL BE ELIGIBLE TO MAKE OPTIONAL CASH DEPOSITS?

    All registered owners and all beneficial owners, except for certain brokers, banks and other nominees (discussed below), who have submitted signed Authorization Cards indicating their intention to participate in this feature of the plan are eligible to make optional cash deposits during any month.

    A broker, bank or other nominee, as holder of shares of common stock on behalf of a beneficial owner, may participate in the plan. If you would like your broker, bank or other nominee to participate in the plan on your behalf, you must contact them directly. See QUESTIONS 3 AND 5.

14. WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH DEPOSITS?

    Optional cash deposits may be made at any time. The same amount of money need not be sent each month and you are under no obligation to make an optional cash deposit at any time. Once the plan administrator receives your optional cash deposit it will not be returned to you, unless you request its return in writing. You will be informed of the price and actual number of shares purchased pursuant to an optional cash deposit following the actual date of purchase by the plan administrator. An optional cash deposit must be at least $100 in amount, and your payments


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may not aggregate to more than $10,000 in any calendar quarter. For purposes of this limitation, all plan accounts controlled by you will be aggregated, as determined by Provident Bankshares. You may, however, invest amounts in excess of the $10,000 maximum purchase limit upon advance request and with the prior approval of Provident Bankshares. Provident Bankshares will grant or deny waivers in its sole discretion on either a uniform or selected basis. In considering any requests for a waiver of the $10,000 maximum quarterly purchase limit, Provident Bankshares will consider the then-current market price for the common stock, the identity of the party requesting the waiver, Provident Bankshares' capital needs, and such other factors as it deems relevant under the circumstances. Provident Bankshares' Corporate Secretary must receive requests for prior approval prior to the beginning of any relevant pricing period. SEE THE BACK COVER PAGE for the address and telephone number.

    Currently, the plan offers no discount feature. During the seven months in 1994 that the plan offered a 5% discount on the price of the stock, Provident Bankshares received a total of 58 requests from different individual stockholders for waivers of the $10,000 maximum purchase limit. Of such requests, Provident Bankshares granted 52 requests covering purchases totaling $2,520,000. Since October 1, 1994 and continuing through the date of this Prospectus, Provident Bankshares has received no requests for waivers of the $10,000 maximum purchase limit and knows of no pending waiver requests. While requests for such waivers may occur in the future and Provident Bankshares anticipates that such requests will be made, no assurance can be given that any such requests will be received. Stockholders receiving waivers of the $10,000 maximum purchase limit, particularly where the dollar amount of the waiver permits the purchase of a substantial number of shares of the outstanding Common Stock and the shares so purchased are held for a relatively short period, may be deemed to be underwriters under the 1933 Act.

15. HOW AND WHEN ARE OPTIONAL CASH DEPOSITS INVESTED IN COMMON STOCK?

    In order to make an optional cash deposit, you must be a participant in this feature of the plan. The due date for optional cash deposits is one business day prior to the relevant optional investment date. Funds received too late for investment on any given optional investment date will be applied automatically to the purchase of common stock on the next following optional investment date. You may make an initial optional cash deposit when enrolling by enclosing a check or money order with the Authorization Card. Make your check or money order payable to "BankBoston, N.A. - Provident Bankshares DRP." Thereafter, you may make optional cash deposits at any time by sending them to BankBoston, N.A. at the address indicated in Question 3 accompanied by the transaction form from the bottom of your statement. Please include your plan account number on your check or money order and on any correspondence with respect to the plan. While optional cash deposits may be made at any time, good funds must be on deposit with the plan administrator no later than the business day before the relevant Investment Date to be invested on such date. Please note that third party checks are not accepted and that optional cash deposits must be made in U.S. dollars drawn against a U.S. financial institution. You may obtain the return of any optional cash deposit if the plan administrator receives written notice no later than 3 business days before the relevant Investment Date.

    In order for payments to be invested on the optional investment date, in addition to the receipt of good funds no later than the business day immediately preceding the relevant optional investment date, the plan administrator also must be in receipt of an Authorization Card or a B & N Form, as appropriate. In the event all of such materials are not received on the dates required for a particular optional investment date, the deposit will be applied towards the next optional investment date immediately thereafter. Optional cash deposits will be accepted by Provident Bankshares only if Provident Bankshares, in its sole judgment, determines that all necessary materials have been provided as required herein and that such materials establish that the person on whose behalf such materials were submitted is eligible to participate in the plan. SEE QUESTIONS 3 AND 5. The optional investment date is, with respect to common stock acquired directly from Provident Bankshares, the last business day of each month, or in the case of open market or privately negotiated purchases, as soon thereafter as practicable, as determined by the plan administrator.

    NO INTEREST WILL BE PAID ON OPTIONAL CASH DEPOSITS PENDING THEIR ACTUAL INVESTMENT.



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16. WHAT IF YOUR PAYMENT IS RETURNED FOR INSUFFICIENT FUNDS?

    Payments are accepted subject to timely collection as good funds and verification of compliance with the terms of the plan. Checks or other forms of payment returned or denied for any reason will not be resubmitted for collection.

    In the event that your check is returned unpaid for any reason, the plan administrator will immediately remove from your account any shares already purchased upon the prior credit of such funds. The plan administrator may sell any such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the plan administrator may sell such additional shares from your account as necessary to satisfy the uncollected balance.

    A fee of $25.00 will be charged for any checks returned for insufficient funds. The plan administrator may place a hold on your account until the fee is received or sell shares from your account to satisfy the fee. Accordingly, it is recommended that checks or money orders be sent so as to be received at least 5 business days before an optional investment date.

17. WHAT KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

    You will receive a statement of account for each month in which a purchase or reinvestment was made. Each statement will contain the date of purchase or reinvestment, the amount purchased or reinvested, the applicable purchase price per share, the number of shares acquired, and the total number of shares held after such acquisition. These statements will provide a record of the cost of purchases under the plan and should be retained for tax purposes. In addition, you will receive copies of all communications sent to stockholders and all required income tax information.

18. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

    Yes. Dividends paid with respect to all shares and fractions of a share held in your account will be automatically reinvested in additional shares.

19. HOW DOES A PARTICIPANT DISCONTINUE THE REINVESTMENT OF DIVIDENDS UNDER THE PLAN?

    You may discontinue the reinvestment of dividends under the plan by notifying the plan administrator in writing. Any notice of discontinuation received less than 15 days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to your plan account.

    If you wish to discontinue participation, you may: (a) discontinue the automatic dividend reinvestment feature, while continuing to participate in the optional cash deposit feature; or (b) withdraw completely from the plan (both dividend reinvestment and optional cash deposits).

20. HOW MAY A PARTICIPANT SELL OR WITHDRAW SHARES PURCHASED UNDER THE PLAN?

    If you decide to sell any plan shares, you must first withdraw such shares from your plan account.

    You may withdraw all or a portion of the shares from your plan account by notifying the plan administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of common stock so withdrawn will be registered in your name and issued to you. Certificates representing fractional shares will not be issued.



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21. WHAT HAPPENS TO ANY FRACTIONAL SHARE WHEN A PARTICIPANT WITHDRAWS ALL SHARES
FROM THE PLAN?

    Any fractional share withdrawn will be liquidated at the then current Market Price of the common stock. The proceeds from the sale of any fractional share together with certificates for whole shares will be mailed directly to you by the plan administrator.

22. WHAT HAPPENS TO A PARTICIPANT'S PLAN ACCOUNT IF ALL SHARES HELD BY THE PARTICIPANT ARE TRANSFERRED OR SOLD?

    If you dispose of all shares of common stock registered in your name, the plan administrator will, unless you also withdraw all shares held in your account under the plan, continue to be authorized to reinvest the dividends or remit cash dividends on the shares held in your plan account.

23. WHAT HAPPENS IF PROVIDENT BANKSHARES HAS A COMMON STOCK RIGHTS OFFERING, ISSUES A STOCK DIVIDEND, OR DECLARES A STOCK SPLIT?

    All common stock rights to purchase additional shares of Provident Bankshares' common stock or other securities with respect to shares held in participants' accounts will be distributed to participants by the plan administrator as soon as practical. Any rights based on a fraction of share held in your account would be sold and the resulting proceeds, excluding fees and charges, will be used to purchase additional shares of common stock as if the proceeds were received as an optional cash deposit. Any rights issued with respect to shares held outside of the plan will be distributed to the owner of such shares.

    Any stock dividend or shares resulting from stock splits with respect to full shares and fractional shares held by you directly or in your account will be automatically added to your account.

24. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT A MEETING OF STOCKHOLDERS?

    All shares credited to your account under the plan will be voted as directed, either in person or by proxy. If, on the record date for a meeting of stockholders there are shares credited to your account, you will be sent the proxy material for that meeting which will show the number of shares registered in your name together with the shares credited to your account, including fractions of a share. If you return a fully marked and executed vote authorization, it will be voted by the plan with respect to all shares credited to you.

25. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

    The following states the Federal income tax consequences as of the date of this prospectus:(i) cash dividends reinvested under the plan will be taxable as having been received by you, even though you have not actually received them in cash. In addition, in the case of shares purchased on the open market with reinvested dividends or optional cash investments, the amount of brokerage commissions paid by us on your behalf will be treated as a distribution subject to income tax in the same manner as dividends. You will receive an annual statement from the plan administrator indicating the amount reported to the Internal Revenue Service of: (a) reinvested dividends to be treated as dividend income, and (b) brokerage commissions paid by Provident Bankshares on your behalf. The tax basis per share will be the price at which the shares are credited to your account as described above in QUESTION 10; (ii) in general, if you fail to furnish a valid taxpayer identification number to the plan administrator, dividend distributions will be subject to the U.S. backup withholding. The dividends, less the amount of Federal income tax required to be withheld, will then be reinvested; (iii) the rule stated in paragraph (i) above may not be applicable to certain participants in the plan, such as tax-exempt entities (e.g., pension funds) and foreign shareholders. These participants should consult their own tax advisors concerning the tax consequences applicable to their situations; (iv) in the case of those foreign shareholders whose dividends are subject to U.S. Federal income tax withholding, the amount of tax to be withheld will be deducted from the amount of the dividend, and only the remaining amount of the dividend will be reinvested.

    This summary may not reflect every situation under federal, state or local tax laws that could result from participation in the plan. For additional information about the tax consequences applicable to your particular situation, please consult your tax advisor.

26. WHAT IS THE RESPONSIBILITY OF THE PLAN ADMINISTRATOR?

    The plan administrator receives the participant's dividend payments and optional cash deposits, invests these amounts in additional shares of Provident Bankshares' common stock, maintains continuing records of each participant's account, and advises participants as to all transactions in and the status of their accounts. The plan administrator acts in the capacity of Agent for the participants.

    All notices from the plan administrator to you will be addressed to your address of record with the plan administrator. The mailing of a notice to a participant's address of record will satisfy the plan administrator's duty of giving notice to each participant. Therefore, you should promptly notify the plan administrator of any change in address.

    Neither the plan administrator, its agent, nor Provident Bankshares shall have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the plan including, without limitation, any claim for liability arising out of failure to terminate a participant's account upon a participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duty, responsibility or liability except as are expressly set forth in the plan. This limitation of liability shall not limit the right of any participant to institute legal proceedings or take other action for any alleged violation of Federal securities laws.

    The plan administrator assumes no responsibility with respect to the preparation or content of this description.

    You should recognize that neither Provident Bankshares nor the plan administrator can provide any assurance that shares purchased under the plan will, at any particular time, be worth more or less than their purchase price, and Provident Bankshares shall not be liable with respect to the prices at which shares are purchased.

    All aspects of the plan, including the optional cash deposit feature, shall be governed by the laws of the Commonwealth of Massachusetts.

27. MAY THE PLAN BE CHANGED OR DISCONTINUED?

    While we hope to continue the plan indefinitely, we reserve the right to modify, suspend or terminate the plan at any time. In particular, we reserve the right, from time to time and in the exercise of our discretion, to implement, modify or eliminate a discount of up to 5% from Market Price with respect to either reinvested dividends or optional cash deposits, or both, based upon the then-current market price for the common stock, the level of participation in the plan, the nature and amount of similar discounts offered by the dividend reinvestment plans of other companies, Provident Bankshares' capital needs and such other factors as we deem appropriate under the circumstances. If you participate, you will be notified promptly of any material modification, suspension or termination of the plan. The effective date of any such modification, suspension or termination shall be stated in Provident Bankshares' notice and shall not be earlier than the date of such notice.

    In addition, we and the plan administrator also reserve the right to terminate or otherwise limit any participant's participation in the plan at any time for any reason whatsoever including, without limitation, engagement in arbitrage-related activities, trading, transactional profit activities or excessive plan joinings and terminations which may cause aberrations in the price or trading volume of Provident Bankshares' common stock, pose an undue administrative hardship on either the plan administrator or Provident Bankshares, or otherwise be inconsistent with the purposes of the plan. Finally, we may adopt rules and procedures for the administration of the plan, interpret the provisions of the plan, and make any determinations thereto we deem necessary. Any such rules, procedures, interpretations and determinations shall be final and binding for all purposes.

USE OF PROCEEDS

    In the event that shares of common stock are acquired from Provident Bankshares, the net proceeds from such sales will be used for general corporate purposes.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by us with the Securities and Exchange Commission (Exchange Act File No. 0- 16421) are incorporated herein by reference:

    o Provident Bankshares' Annual Report on Form 10-K for the year ended December 31, 1998 and Form 10-Q for the three months ended March 31, 1999;

    o Description of the common stock contained in Provident Bankshares' Registration Statement on Form 10 (Registration No. 0-16421), and any amendments thereto; and

    o All other documents filed by Provident Bankshares with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of common stock offered hereby.

VALIDITY OF SECURITIES

    Muldoon, Murphy & Faucette LLP, Washington, D.C., has passed upon the validity of the common stock offered hereby for Provident Bankshares.

EXPERTS

    The consolidated financial statements of Provident Bankshares Corporation incorporated by reference in this prospectus and the related Registration Statement on SEC Form S-3, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, on the authority of that firm as experts in accounting and auditing.

INDEMNIFICATION

    Both Article ELEVENTH of Provident Bankshares' Articles of Incorporation and
Article VIII, Section 1 of its By-Laws provide that directors and officers of Provident Bankshares are to be indemnified to the fullest extent permitted by the Maryland General Corporation Law.

    Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland contains detailed provisions on indemnification of directors and officers of a Maryland corporation against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with a proceeding. Generally, a Maryland corporation may indemnify a director or officer in connection with a proceeding if the individual's conduct meets certain standards, and must indemnify the director or officer in certain circumstances.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Provident Bankshares pursuant to the foregoing provisions, it is the opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

================================================================================
--------------------------------------------------------------------------------

                          PROVIDENT BANKSHARES CORPORATION
                               114 E. Lexington Street
                              Baltimore, Maryland 21202
                                   (410) 277-7349

                                    *    *     *

                              ADMINISTRATOR OF THE PLAN

                                  BANKBOSTON, N.A.
                         c/o EquiServe, Limited Partnership
                                    P.O. Box 8040
                          Boston, Massachusetts 02266-8040
                                   (800) 730-4001


--------------------------------------------------------------------------------


     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PROVIDENT BANKSHARES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROVIDENT BANKSHARES SINCE THE DATE HEREOF.

AVAILABLE INFORMATION

     Provident Bankshares Corporation, a Maryland corporation ("Provident Bankshares"), is a bank holding company. Provident Bankshares owns all of the capital stock of Provident Bank of Maryland, a Maryland trust company (the "Bank"), which is the principal subsidiary of Provident Bankshares.

     Provident Bankshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning Provident Bankshares can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N W., Washington, D.C. 20549 at prescribed rates. Additionally, such reports, proxy statements and other information concerning the Company can be inspected at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Provident Bankshares that file electronically with the Commission. This Prospectus does not contain all information set forth in the Registration Statement on Form S-3 (together with all exhibits and amendments, the "Registration Statement") which Provident Bankshares has filed with the Commission under the Securities Act of 1933, as amended (No. 33-62859), and to which reference is hereby made.

     Any person to whom a copy of this Prospectus is delivered may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents
(unless such documents are specifically incorporated by reference into such documents). Requests for such copies should be directed to Office of the Corporate Secretary at the executive office: Provident Bankshares Corporation, 114 East Lexington Street, Baltimore, Maryland 21202, Telephone (410) 277-2848.

--------------------------------------------------------------------------------
================================================================================

                                  1,348,050 SHARES

                                PROVIDENT BANKSHARES
                                     CORPORATION

--------------------------------------------------------------------------------

                                DIVIDEND REINVESTMENT
                                         AND
                                 STOCK PURCHASE PLAN

                                     PROSPECTUS

--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS
                                                                            PAGE
Key Features of the Plan.......................................................1
Description of the Plan........................................................2
1.  WHAT IS THE PURPOSE OF THE PLAN?...........................................2
2.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?................................2
3.  HOW DO YOU PARTICIPATE IN THE PLAN?........................................2
4.  WHEN MAY YOU JOIN THE PLAN AND WHEN WILL YOUR INVESTMENTS
    BEGIN?.....................................................................2
5.  WHAT DOES THE AUTHORIZATION CARD PROVIDE?..................................3
6.  MAY A PARTICIPANT CHANGE HIS OR HER METHOD OF
    PARTICIPATION AFTER ENROLLMENT?............................................3
7.  WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?.................................3
8.  ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH
    THEIR PARTICIPATION IN THE PLAN?...........................................3
9.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR
    PARTICIPANTS?..............................................................3
10. WHEN AND AT WHAT PRICE WILL SHARES OF COMMON STOCK BE
    PURCHASED UNDER THE PLAN?..................................................4
11. CAN THE STOCK BE PURCHASED AT A DISCOUNT UNDER THE PLAN?...................4
12. WILL CERTIFICATES BE ISSUED FOR SHARES OF STOCK PURCHASED
    UNDER THE PLAN?............................................................5
13. WHO WILL BE ELIGIBLE TO MAKE OPTIONAL CASH DEPOSITS?.......................5
14. WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH DEPOSITS?.................5
15. HOW AND WHEN ARE OPTIONAL CASH DEPOSITS INVESTED IN
    COMMON STOCK?..............................................................6
16. WHAT IF YOUR PAYMENT IS RETURNED FOR INSUFFICIENT FUNDS?...................7
17. WHAT KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?............7
18. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD
    IN THEIR ACCOUNTS UNDER THE PLAN?..........................................7
19. HOW DOES A PARTICIPANT DISCONTINUE THE REINVESTMENT OF
    DIVIDENDS UNDER THE PLAN?..................................................7
20. HOW MAY A PARTICIPANT SELL OR WITHDRAW SHARES PURCHASED
    UNDER THE PLAN?............................................................7
21. WHAT HAPPENS TO ANY FRACTIONAL SHARE WHEN A PARTICIPANT
    WITHDRAWS ALL SHARES FROM THE PLAN?........................................8
22. WHAT HAPPENS TO A PARTICIPANT'S PLAN ACCOUNT IF ALL SHARES
    HELD BY THE PARTICIPANT ARE TRANSFERRED OR SOLD?...........................8
23. WHAT HAPPENS IF PROVIDENT BANKSHARES HAS A COMMON
    STOCK RIGHTS OFFERING, ISSUES A STOCK DIVIDEND, OR DECLARES
    A STOCK SPLIT?.............................................................8
24. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT A MEETING
    OF STOCKHOLDERS?...........................................................8
25. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF
    PARTICIPATION IN THE PLAN?.................................................8
26. WHAT IS THE RESPONSIBILITY OF THE PLAN ADMINISTRATOR?......................9
27. MAY THE PLAN BE CHANGED OR DISCONTINUED?...................................9
Use of Proceeds...............................................................10
Incorporation of Certain Documents by Reference...............................10
Validity of Securities........................................................10
Experts.......................................................................10
Indemnification...............................................................10



                                    JUNE 30, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
          N/A

Item 15.  Indemnification of Directors and Officers.

          Both Article ELEVENTH of the Corporation's Articles of Incorporation and Article VIII, Section I of its By-Laws provide that directors and officers of the Corporation are to be indemnified to the fullest extent permitted by the Maryland General Corporation Law.

          Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland contains detailed provisions on indemnification of directors and officers of a Maryland corporation. In general, indemnification is permitted against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with a proceeding unless it is proved that (i) the act or omission of the director was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the director actually received an improper personal benefit in money, property, or services, or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that his or her conduct was unlawful. In addition, indemnification may, unless limited by the corporation's charter, be required against reasonable expenses incurred by a director in connection with a proceeding as to which his or her defense was successful, on the merits or otherwise. Indemnification may be required under certain other circumstances as well, upon application to a court of appropriate jurisdiction. Generally, a corporation may advance to or reimburse a director for reasonable expenses incurred in connection with a proceeding prior to its final disposition upon receipt by the corporation of certain written affirmations and undertakings from the director. Unless limited by a corporation's charter, officers are required to be indemnified to the same extent that directors are required to be indemnified. Additionally, officers are permitted to be indemnified to the same extent that directors are permitted to be indemnified.

Item 16.  Exhibits.

          4.1     Amended and Restated Stockholder Protection Rights Agreement
                  dated January 18, 1995.
          5       Opinion and consent of Muldoon, Murphy & Faucette LLP with respect to the securities being registered.
          23.1    Consent of PricewaterhouseCoopers, independent accountants.
          23.2    Consent of Arthur Andersen LLP, independent accountants.
          23.3    Consent of Muldoon, Murphy & Faucette LLP is included in
                  their opinion filed as Exhibit 5.
          24      Powers of Attorney.

Item 17.  Provident Bankshares Corporation Undertakings.

          Provident Bankshares Corporation

          (a)     The undersigned registrant hereby undertakes

            (1)   To file, during any period  in which offers or sales are being
                  made,   a   Post-Effective   amendment  to  this  registration
                  statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include  any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a Post-Effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a Post-Effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

CONFORMED                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on the 21st day of July, 1999.

                          PROVIDENT BANKSHARES CORPORATION
                                    (Registrant)

                              By: /s/ Peter M. Martin
                                  -------------------
                                  Peter M. Martin
                        Chairman of the Board, President and
                              Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                            Title                   Date
          ----                            -----                   ----

/s/ Peter M. Martin           Chairman of the Board,        July 21, 1999
----------------------------- President, Chief Executive
Peter M. Martin               Officer and Director


/s/ James R. Wallis           Executive Vice President      July 21, 1999
----------------------------  (Principal Financial officer)
James R. Wallis

/s/ R. Wayne Hall             Treasurer  (Principal         July 21, 1999
----------------------------  Accounting Officer)
R. Wayne Hall

/s/ Robert B. Barnhill, Jr.   Director                      July 21, 1999
----------------------------
Robert B. Barnhill, Jr.

/s/ Melvin A. Bilal           Director                      July 21, 1999
----------------------------
Melvin A. Bilal

/s/ Thomas S. Bozzuto         Director                      July 21, 1999
----------------------------
Thomas S. Bozzuto

                              Director                      July __, 1999
----------------------------
Calvin W. Burnett

/s/ Ward B. Coe, III          Director                      July 21, 1999
----------------------------
Ward B. Coe, III

/s/ Charles W. Cole, Jr.      Director                      July 21, 1999
----------------------------
Charles W. Cole, Jr.

/s/ Pierce B. Dunn            Director                      July 21, 1999
----------------------------
Pierce B. Dunn

/s/ Enos K. Fry               Director                      July 21, 1999
----------------------------
Enos K. Fry

/s/ Herbert W. Jorgensen      Director                      July 21, 1999
------------------------------
Herbert W. Jorgensen

/s/ Mark K. Joseph            Director                      July 21, 1999
------------------------------
Mark K. Joseph

/s/ Frederick W. Meier, Jr.   Director                      July 21, 1999
------------------------------
Frederick W. Meier, Jr.

                              Director                      July __, 1999
------------------------------
Sister Rosemarie Nassif

/s/ Francis G. Riggs          Director                      July 21, 1999
------------------------------
Francis G. Riggs

/s/ Sheila K. Riggs           Director                      July 21, 1999
------------------------------
Sheila K. Riggs

/s/ Carl W. Stearn            Director                      July 21, 1999
------------------------------
Carl W. Stearn


*By: /s/ Robert L. Davis
     ------------------
     Robert L. Davis
     Attorney-in-fact

Note: Original  powers of  attorney  authorizing Robert L. Davis and/or James R.
      Wallis to sign the Registration Statement and any amendments thereto as attorney for the directors and officers of the Registrant so noted above are filed herewith as Exhibit 24.

                                    EXHIBIT INDEX

Exhibit   Exhibits Filed
Number

  4.1 Amended and Restated Stockholder Protection Rights Agreement, dated January 18, 1995.
  5 Opinion and consent of Muldoon, Murphy & Faucette, LLP with respect to the securities being registered.
 23.1    Consent of PricewaterhouseCoopers LLP independent accountants.
 23.2    Consent of Arthur Andersen LLP.
 23.3    Consent of  Muldoon,  Murphy &  Faucette  LLP  is  included  in   their
         opinion filed as Exhibit 5.
  24     Powers of Attorney.